AMENDMENT LETTER

Exhibit 4.25

FIRST SOLAR MALAYSIA SDN. BHD. (COMPANY NO. 758827-T)

as Borrower

IKB DEUTSCHE INDUSTRIEBANK AG

as Arranger

NATIXIS ZWEIGNIEDERLASSUNG DEUTSCHLAND

as Facility Agent and Original Lender

AKA AUSFUHRKREDIT-GESELLSCHAFT MBH

as Original Lender

and

NATIXIS LABUAN BRANCH

as Security Agent

AMENDMENT AGREEMENT REGARDING THE EXPORT FINANCING OF EQUIPMENT IN RELATION TO FOUR SOLAR MODULE MANUFACTURING PLANTS LOCATED IN KULIM HI TECH PARK, KEDAH, MALAYSIA

Contents

Clause	Page

1. DEFINITIONS AND INTERPRETATION .............................................................................................................	1
2. AMENDMENT AND RESTATEMENT OF THE FACILITY AGREEMENT .......................................................	2
3. FURTHER ASSURANCE .......................................................................................................................................	5
5. FINANCING DOCUMENT ....................................................................................................................................	5
5. REPRESENTATIONS AND WARRANTIES .........................................................................................................	5
6. WAIVER PROVISIONS .........................................................................................................................................	5
7. SECURITY DOCUMENTS ....................................................................................................................................	5
8. COSTS AND EXPENSES .......................................................................................................................................	6
9. MISCELLANEOUS ................................................................................................................................................	6

THIS FIFTH AMENDMENT AGREEMENT (the "Agreement") is made on 7 November 2012.

BETWEEN

(1)
FIRST SOLAR MALAYSIA SDN. BHD. (Company No. 758827-T), a company limited by shares, incorporated, organised and validly existing under the laws of Malaysia, having its registered place of business at 8, Jalan Hi-Tech 3/3, Zoon Industri Fasa 3, Kulim Hi-Tech Park 09000 Kulim, Kedah Darul Aman, Malaysia (the "Borrower");

(2)
IKB DEUTSCHE INDUSTRIEBANK AKTIENGESELLSCHAFT, a stock corporation incorporated, organised and validly existing under the laws of the Federal Republic of Germany, having its office at Wilhelm-Bötzkes-Strasse 1, 40474 Düsseldorf, Federal Republic of Germany and registered in the commercial register (Handelsregister) of the local court (Amtsgericht) of Düsseldorf, under number HRB 1130 (in its capacity as "Arranger");

(3)	NATIXIS ZWEIGNIEDERLASSUNG DEUTSCHLAND, having its office at Im Trutz Frankfurt 55, 60322 Frankfurt am Main, Federal Republic of Germany (in its capacity as "Facility Agent" and "Original Lender");

(1)	AKA AUSFUHRKREDIT-GESELLSCHAFT MBH, having its office at Große Gallusstraße 1-7, 60311 Frankfurt am Main, Federal Republic of Germany (in its capacity as "Original Lender"); and

(4)
NATIXIS LABUAN BRANCH, a branch of NATIXIS having its registered office at Level 9, Main Office Tower, Financial Park Labuan, Jln. Merdeka, 87000, Federal Territory of Labuan, Malaysia (in its capacity as "Security Agent").

WHEREAS

(A)
The Borrower, the Facility Agent, the Security Agent and the Original Lenders have entered into an up to EUR 133,960,000 export financing facility agreement, dated 6 May 2008, as amended pursuant to an Amendment and Reinstatement Letter dated 7 August 2008, an Amendment Letter dated 22 February 2010, an Amendment No 2 dated 25 February 2011 and a Confirmation Letter dated 30 September 2011 (together the "Existing Amendment Agreements") in order to provide for the financing of equipment in relation to four solar module manufacturing plants located in Kulim Hi Tech Park, Kedah, Malaysia (the "Facility Agreement").

(B)	The parties hereto wish to agree on certain changes to the Facility Agreement, which shall be implemented in accordance with the terms of this Agreement.

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.	Definitions

In this Agreement:
"Amended Facility Agreement" means the Facility Agreement, as amended by this Agreement.

"Amendment Date" means the date of this Agreement.

"Effective Date" has the meaning given to this term in Clause ý9.1 (Effectiveness) of this Agreement.

2.	Incorporation of Defined Terms, Interpretation

Terms defined in the Facility Agreement shall, unless otherwise defined herein, have the same meaning herein and the principles of construction set out in the Facility Agreement shall have effect as if set out in this Agreement.

3.	Clauses and Schedules

1.	In this Agreement any reference to a "Clause" or "Schedule" is, unless the context otherwise requires, a reference to a Clause or Schedule of this Agreement.

2.	Clauses and Schedules headings are for ease of reference only.

4.	Singular and Plural

Words incorporating the singular number include the plural and vice versa.

5.	English language

This Agreement is made in the English language. The English language version of this Agreement shall prevail over any translation of this Agreement. However, where a German translation of a word or phrase appears in the text of this Agreement, the German translation of such word or phrase shall prevail.

2. AMENDMENT AND RESTATEMENT OF THE FACILITY AGREEMENT

With effect as of the Effective Date, the Facility Agreement will be amended as follows:

2.1 Clause 1.1 (Definitions) of the Facility Agreement

The definition of "Ratio Calculation Date" will be deleted and instead the following wording will be inserted:

""Ratio Calculation Date" means each date which is identical to the end of each quarter of each Financial Year."

2.2 Clause 19.1 (Financial Definitions) of the Facility Agreement:

2.2.1 The definition of "CAFDS" will be deleted and instead the following wording will be inserted:

""CAFDS" means the total sum of the Cash and Cash Equivalent Investments plus Marketable Securities."
2.2.2 the following definitions will be added in the respective alphabetical order:

(a)	""Affiliate" means in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company."

(b)
""Cash" means, other than Trapped Cash, any credit balance on any deposit, savings, current or other account, and any cash in hand, of the Borrower or to which the Borrower is beneficially entitled, and which is:

a)	freely withdrawable on demand or subject to time deposit arrangements that can be terminated at any time; and

b)	not subject to any Security (other than pursuant to any Security Document or any Permitted Encumbrance."

(c)	""Cash Equivalent Investments" means investments held by the Borrower which are traded in a liquid market and are:

a)
marketable direct obligations issued by, or unconditionally guaranteed by, the government of the United States of America or issued by any agency thereof with a minimum long-term credit rating of A by S&P or A by Moody's, in each case maturing within three years from the date of acquisition by the Borrower;

b)
marketable direct obligations issued by, or unconditionally guaranteed by any foreign sovereign state, or any agency thereof, with a minimum long-term credit rating of A by S&P and A by Moody's, in each case maturing within three years from the date of acquisition by the Borrower;

c)
securities with maturities of three years or less from the date of acquisition by the Borrower issued or fully guaranteed by any state, commonwealth or territory of the United States of America, by any political subdivision or taxing authority of any such state, commonwealth or territory, with a minimum long-term credit rating of A by S&P and A by Moody', in each case maturing within three years from the date of acquisition by the Borrower;

d)
certificates of deposit, time deposits or overnight bank deposits having maturities of 1 year or less from the date of acquisition by the Borrower, issued by any Lender or by any commercial bank with a long-term credit rating of at least A by S&P or A by Moody's;

e)	commercial paper maturing within nine months from the date of acquisition by the Borrower with a minimum short-term credit rating of A-1 by S&P or P-1 by Moody's;

f)
repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (d) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the government of the United States of America or a foreign sovereign state with a long-term credit rating of at least AA by S&P or Aa by Moody's;

g)
corporate debt securities issued in the U.S. or Europe with maturities of three years or less from the date of acquisition by the Borrower and with a long-term credit rating of at least A by S&P or A by Moody's;

h)
supranational debt securities issued in the U.S. or Europe with maturities of three years or less from the date of acquisition by the Borrower and with a long-term credit rating of at least A by S&P or A by Moody's;

i)	money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through (h) of this definition;

j)
money market funds that (i) comply with the criteria set forth in SEC Rule2a-7 under the Investment Company Act of 1940 of the United States of America, as amended, (ii) are rated AA by S&P or Aa by Moody's and (iii) have portfolio assets of at least $5,000,000,000;

k)
money market funds in Malaysia having a rating in the highest investment category granted thereby by S&P or Moody's at the time of acquisition by the Borrower, including any fund for which a Finance Party or an Affiliate of a Finance Party serves as an investment advisor, administrator, shareholder servicing agent, custodian or sub custodian, notwithstanding that a Finance Party or an Affiliate of a Finance Party charges and collects fees and expenses from such funds for services rendered (provided that such charges, fees and expenses are on terms consistent with terms negotiated at arm's length); or

l)	approved by the Majority Lenders,

in each case A) not issued by the First Solar Group itself and B) not subject to any Security (other than pursuant to any Permitted Encumbrance), denominated and payable in freely transferable and freely convertible currency and the proceeds of which are capable of being remitted to the Borrower."

(d)	""Holding Company" means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary."

(e)
""Marketable Securities" means securities which are traded on a national securities exchange in Europe or the United States of America or otherwise actively traded over-the-counter in Europe or the United States of America and are not subject to restrictions on transfer as a result of applicable contract provisions or the provisions of any other applicable securities laws or regulations."

(f)
""Trapped Cash" means any rent deposit and any credit balance on any deposit, savings, current or other account, or cash in hand which cannot be applied immediately for the purpose of repaying the Facilities."

2.3 Clause 19.2 (d) (Financial Condition) of the Facility Agreement will be deleted and instead the following wording will be inserted:
"Debt Service Coverage Ratio: ensure that at all times the Annualised DSCR is not less than 2.5."

2.4 Save as expressly amended by this Agreement, the provisions of the Facility Agreement shall remain in full force and effect.

3. FURTHER ASSURANCE

The Borrower shall, at the request of the Facility Agent and at its own expense, do all such reasonable acts and things necessary or desirable to give effect to the amendments effected or to be effected pursuant to this Agreement.

4. FINANCING DOCUMENT

This Agreement shall be a Finance Document.

5. REPRESENTATIONS AND WARRANTIES

The Borrower herewith represents and warrants to each of the Arranger, the Facility Agent, the Security Agent and the Lenders that, as of the date of signing of this Agreement, the statements in clause 17.1 (Representations and Warranties) of the Amended Facility Agreement are true and correct. The Borrower makes the representations and warranties as if each reference in those representations and warranties to "this Agreement" includes a reference to the Amended Facility Agreement.

6. WAIVER PROVISIONS

The entry into this Agreement, nor anything else in this Agreement shall operate as a waiver of any outstanding Event of Default.

7. SECURITY DOCUMENTS

The Security Documents shall continue in full force and effect in connection with the Facility Agreement as amended by this Agreement. The parties to this Agreement acknowledge that all present and future, actual and contingent obligations and liabilities in their respective valid, amended, supplemented, or newly arranged forms of the Borrower to the Lenders, the Facility Agent and the Security Agent under each of the Finance Documents are to be regarded as secured obligations (as defined in each of the Security Documents) under the Security Documents.

8. COSTS AND EXPENSES

The Borrower shall within ten (10) Business Days of demand by the Facility Agent, reimburse the Facility Agent, the Security Agent and the Lenders for all costs and expenses (including legal fees) together with any VAT thereon incurred by such person in responding to or complying with such request. The Borrower shall also bear its own costs.

9. EFFECTIVENESS

9.1
This Agreement shall become effective on the date on which the Facility Agent confirms to the parties to this Agreement and the Guarantor that the conditions precedent set out in Clause 9.2 below have been satisfied or waived (the "Effective Date").

9.2 Conditions Precedent

The following information shall be submitted to the Facility Agent, each in form and substance satisfactory to it:

9.2.1 An original copy of this Agreement executed by all parties;

9.2.2 a copy of the corporate authorisations and/or board resolutions of the Borrower and the Sponsor, respectively, relating to the execution, delivery and performance of this Agreement; and

9.2.3 a certified and up to date copy of the specimen signatures of the persons authorised to sign this Agreement on behalf of the Borrower and the Sponsor, respectively.

10. MISCELLANEOUS

10.1 Remedies and Waivers

No failure to exercise, nor any delay in exercising, on the part of any Lender, the Facility Agent, the Arranger or the Security Agent, any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy.

10.2 Partial Invalidity

Should any provision of this Agreement be invalid or unenforceable, in whole or in part, or should any provision later become invalid or unenforceable, this shall not affect the validity of the remaining provisions of this Agreement. In lieu of the invalid or unenforceable provision another reasonable provision shall apply, which as far as legally possible comes as close as possible to the intention of the contracting parties, or to what would have been their intention, in correspondence with the spirit and the purpose of this Agreement, had the parties upon entering into this Agreement taken into consideration the invalidity or unenforceability of the respective provision. The same shall apply mutatis mutandis to fill possible gaps (Vertragslücken) in this Agreement.

10.3 Amendments

Changes to this Agreement, including this Clause ýý10.3 shall be made in writing.

10.4 Governing Law

This Agreement shall be governed by, and construed in accordance with, the laws of the Federal Republic of Germany.

10.5 Law and Jurisdiction

Clause 38 (Jurisdiction) of the Amended Facility Agreement shall apply to this Agreement mutatis mutandis.

10.6 Counterparts

This Agreement may be executed in any number of counterparts all of which taken together constitute one and the same instrument.

EXECUTION PAGE
FIFTH AMENDMENT AGREEMENT

FIRST SOLAR MALAYSIA SDN. BHD.
as Borrower

/s/Mark Widmar         /s/ David Brady
Name:    Mark Widmar     Name:     David Brady
Title:    Chief Financial Officer    Title:    VP, Treasury & IR

Address:     8, Jalan Hi-Tech 3/3
Zoon Industri Fasa 3
Kulim Hi-Tech Park
09000 Kulim
Kedah Darul Aman
Malaysia

Attn.: David Brady
Fax: +1-602-414-9462

IKB DEUTSCHE INDUSTRIEBANK AG
as Arranger

/s/ Sven Dalkowski         /s/ Christoph Abel
Name:    Sven Dalkowski         Name:     Christoph Abel
Title:    Abteilungsdirektor    Title:    Director

Address:     Wilhelm-Bötzkes-Straße 1
        40474 Düsseldorf
        Federal Republic of Germany

Attn.: Sven Dalkowski
Fax: +49-211-8221-3591

NATIXIS ZWEIGNIEDERLASSUNG DEUTSCHLAND
as Facility Agent and Original Lender

/s/ Julia Friske            /s/ Vivienne Cadger
Name:    Julia Friske Name:    Vivienne Cadger
Title:    Director, Head of Middle / Back Office, Finance Germany

Address:     Im Trutz Frankfurt 55
60322 Frankfurt am Main
Federal Republic of Germany

Attn.: Vivienne Cadger
Fax: +49-69-97153171

AKA AUSFUHRKREDIT-GESELLSCHAFT MBH
as Original Lender

/s/ Beate Miller             /s/ Heike Könebruch
Name: Beate Miller         Name: Heike Könebruch

Address:     Große Gallusstraße 1-7
        60311 Frankfurt am Main
        Federal Republic of Germany

Attn.: Heike Könebruch
Fax: +49-69-29891-150

NATIXIS LABUAN BRANCH
as Security Agent

/s/ Boon Eong Tan
Name:    Boon Eong Tan
Title:     Senior Country Manager

Address:     Level 9, Main Office Tower
Financial Park Labuan
Jln. Merdeka, 87000
Federal Territory of Labuan, Malaysia

Attn.: Boon Eong Tan
Fax: +60320263901

ACKNOWLEDGMENT AND CONSENT BY THE SPONSOR AS GUARANTOR UNDER THE SPONSOR'S GUARANTEE:

The Sponsor hereby acknowledges that it has read the Existing Amendment Agreements and this Agreement and consents to the terms thereof and further confirms and agrees that the Sponsor's Guarantee is and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects.

The Sponsor hereby confirms and acknowledges that it is validly and justly indebted to the Agents (as defined in the Sponsor's Guarantee) and the Lenders for the payment of all of the obligations which it has guaranteed, without offset, defence, cause of action or counterclaim of any kind or nature whatsoever.

FIRST SOLAR, INC.
as Sponsor

/s/Mark Widmar         /s/ David Brady
Name:    Mark Widmar     Name:     David Brady
Title:    Chief Financial Officer    Title:    VP, Treasury & IR

Address:     350 West Washington Street Suite 600
    Tempe, Arizona 85281-1244
         USA

Attn.: David Brady
Fax: +1 602 414 9462